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                                                                    Exhibit 99.1







CONTACT FOR AXS-ONE
Rachel Bloomgarden
Ruder Finn
212-583-2714
bloomgardenr@ruderfinn.com
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                        COMPUTRON REBRANDS ITSELF AXS-ONE
 COMPUTRON SOFTWARE'S NEW NAME REFLECTS PROVEN SUCCESS IN E-BUSINESS ENABLEMENT

RUTHERFORD, NJ, OCTOBER 31, 2000 - Computron Software, Inc. announced it is changing its name, effective tomorrow, to AXS-One Inc., and as of November 2, 2000 will be traded on the American Stock Exchange under its new symbol, AXO. The new name reflects the company's mission to enable access to the New Economy; it's new tagline is "Access Tomorrow Today."

In its third quarter earnings release issued today, the company reported that overall license revenue has tripled from the comparable quarter last year. More dramatically, its new line of e-Cellerator(TM) ebusiness solutions, announced earlier this year, accounted for 90% of this license revenue. Since the start of this year, an average of one world-class company per week has chosen an e-Cellerator solution, accounting for about 2/3 of new license revenue year-to-date. AXS-One's e-Cellerator solution customers include the U.S. Marine Corps, AIG, Pfizer, Qantas Airlines and La Quinta, among many others.

"We help companies transform their business from `bricks and mortar' to `clicks and mortar' and act like a dot com without the risk normally associated with such a move and without having to toss out their IT investments in systems and people, said John Rade, AXS-One President and CEO. "We've changed our company and the renaming is simply meant to better convey the new core business we have developed over the last year."


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AXS-One's mission is to help companies across industries access the power of the
Internet - thereby lowering costs and improving business processes -- while retaining their IT investment. Through its e-Cellerator Internet solutions, AXS-One enables end-to-end, B2B commerce among its customers and their suppliers and partners - integrated with their back office and automated with how they do business. With about 25% penetration of the top global 2000, and a highly referenceable client-base, AXS-One has a proven track record in developing robust, high-volume, scalable, secure and effective business solutions for more than 500 companies worldwide. These customers include United Airlines, Toys R' Us, Legg Mason, British Airways, Deutsche Bank, and other blue chip companies.

"I think the new company is well-positioned to make a major impact in the e-business marketplace. They have extensive experience in driving business processes through an organization, and that's where you can gain great benefits in reducing expenses and gaining efficiencies," said Larry Morrison, CFO of Telapex, an AXS-One e-procurement customer.

"Companies, such as AXS-One, who can transform themselves from pure providers of back office ERP systems to ebusiness enablers, will be well-positioned in this burgeoning marketplace," said David Yockelson, senior vice president with META Group, a Stamford, CT-based research and consulting firm. "A highly-collaborative commerce approach is one of the more relevant ways to address business transformation without having to toss out existing IT investments."

AXS-One provides software and services to deliver ebusiness solutions in the areas of information sharing and collaborative commerce. Over 125 customers worldwide, including Portland General Electric, Goldman Sachs, and the New York Mercantile Exchange, use AXS-One's information sharing solutions. The latest versions of AXS-One information sharing solutions help companies rapidly filter and disseminate vast amounts of information from existing sources and make it available to customers, employees, suppliers and partners over the Web.

AXS-One B2B solutions enable end to end commerce among customers, suppliers and partners seamlessly integrated with their business processes. Solutions are provided in the areas of online procurement and vendor self-service all with self-administration capabilities via the Web, which means a higher degree of automation, and subsequently reduced costs and greater staff efficiency.

AXS-One also provides world-class solutions for global professional services organizations (PSOs) such as consulting, accounting and engineering firms. These solutions let PSOs bill their customers


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faster for services and reduce the effort involved in billing and revenue recognition. Customers include America Online, Cap Gemini America, Mercer Management Consulting and Sprint Paranet.

ABOUT AXS-ONE INC.

AXS-One Inc. (AMEX: AXO) provides e-Cellerator(TM) solutions that quickly transform customers, suppliers and partners into highly valuable, collaborative, e-business networks. AXS-One has implemented high-volume, scalable and secure business solutions for hundreds of customers across the globe. Prior to November 1, 2000, AXS-One was named Computron Software, Inc.. AXS-One has over 300 employees in offices worldwide, including in Asia, Australia, Canada, Europe, Eastern Europe, United States and South Africa. AXS-One was founded in 1978, and is based in Rutherford, New Jersey. For further information on AXS-One, its products, services and customers, visit the AXS-One web site at http://www.AxsOne.com.

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This press release contains forward-looking statements. Such statements are only predictions and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.

AXS-One, AXSPoint, e-Cellerator and TransAXS are trademarks of, and Computron is a registered trademark of, AXS-One Inc. in the U.S. All other companies and product names are trademarks or registered trademarks of their respective companies.